Exhibit 10.5

AMENDMENT NO. 1
TO THE
THE CHUBB CORPORATION
ANNUAL INCENTIVE COMPENSATION PLAN (2006)

Pursuant to resolutions adopted by the Board of Directors on September 4, 2008 and the authority reserved in Section 12 of The Chubb Corporation Annual Incentive Compensation Plan (2006) (the “Plan”), the Plan is hereby amended as follows:

1. Effective January 1, 2009, the following sentence shall be added at the end of the definition of Change in Control under Section 2(a):

“Notwithstanding the foregoing, in connection with the payment of an amount subject to Section 409A of the Code, none of the events described above shall constitute a Change in Control unless such event qualifies as a “change in control event” under Section 409A of the Code and Treasury Regulation Section 1.409A-3(i)(5).”

2. Effective January 1, 2009, a new sentence shall be added to the end of Section 6 to read as follows:

“Subject to deferral under Section 8 or acceleration under Section 9, Award payments for a Fiscal Year shall be made between January 1 and March 31 of the calendar year immediately following completion of the Fiscal Year.”

3. Effective January 1, 2009, all references to “deferred compensation plan” in Section 8 of the Plan are hereby replaced with references to “The Chubb Corporation Key Employee Deferred Compensation Plan (2005) or its successor.”

4. Effective January 1, 2009, the following is added as Section 14:

“This Plan shall be interpreted, operated, and administered in a manner so as not to subject Participants to the assessment of additional taxes or interest under Section 409A of the Code.”

5. All other provisions of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, The Chubb Corporation has caused this amendment to be duly executed on this 10th day December of 2008.

THE CHUBB CORPORATION

By:	/s/ W. Andrew Macan
Name: W. Andrew Macan
Title: Vice President and Secretary